Exhibit 10.56

AMENDED AND RESTATED

RELEASE

THIS AMENDED AND RESTATED RELEASE (this “Agreement”) is made and entered into as of this 28th day of January, 2020, by and among, on the one hand, Mr. Jonathan Jackson, an individual (“Jackson”), Lordship Ventures LLC, a Delaware limited liability company (“Lordship Ventures”), and Lordship Ventures Histogen Holdings LLC, a Delaware limited liability company (“Lordship Holdings”), and on the other hand, Histogen Inc., a Delaware corporation (the “Company”). This Agreement refers to Lordship Ventures, Lordship Holdings, and Jackson each as a “Lordship Party” and collectively as the “Lordship Group”, and to each of the parties named above as a “Party” and together as the “Parties”.

RECITALS

A. The Company has entered into that certain Agreement and Plan of Merger and Reorganization, dated January 28, 2020, by and among Conatus Pharmaceuticals Inc., a Delaware corporation (the “Parent”), Chinook Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”) and the Company, pursuant to which the Merger Sub shall be merged with and into the Company and the Company will continue as the surviving corporation (the “Contemplated Transaction”).

B. The Company and the Lordship Group, in connection with the closing of the sale of the Company’s Series D Preferred on August 10, 2016 (the “Financing”), entered into certain Conversion, Termination and Release Agreement (the “Prior Agreement”) dated August 10, 2016.

C. The Parties have met their obligations under several provisions of the Prior Agreement and wish to amend and restate the Prior Agreement to include only those provisions pursuant to which a Party has a continuing obligation after the Effective Time (as defined herein).

D. Pursuant to Section 16.6 of the Prior Agreement, any term of the Prior Agreement may be amended, terminated or waived with the written consent of the Company and a Person in the Lordship Group, and any such amendment, termination or waiver by a Person in the Lordship Group will be binding upon each Person in the Lordship Group and any assignees.

E. The Company and each Lordship Party wish to amend and restate the Agreement as set forth herein in connection with, and contingent upon, the closing of the Contemplated Transaction, to be effective immediately prior to the closing of such Contemplated Transaction.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, in addition to the bold capitalized terms defined in other Sections of this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, (a) any other Person who directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, limited partner, managing member, officer or director of such Person, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, or (b) a general or limited partner of such Person.

“Claim” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Continuing Agreements” means those agreements between the Company and any Lordship Party set forth under the heading “Continuing Agreements” on Schedule A.

“Effective Time” means immediately before the closing of the Financing.

“Financing Closing” means the closing of the Financing that occurred on August 10, 2016.

“Governmental Body” means any: (A) nation, state, county, city, town, district, or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign, or other government; (C) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (D) multinational organization or body; or (E) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Lordship Agreement” means each agreement entered into by the Company and any Lordship Party prior to the Effective Time (excluding the Continuing Agreements), and collectively the “Lordship Agreements”.

“Lordship Protective Rights” means any and all rights of first refusal, rights of participation, rights of notice, pre-emptive rights, anti-dilution rights and/or any other rights, privileges, or claims any Lordship Party may have or have had under any Lordship Agreement or Continuing Agreement.

“Loss” means any liability, loss, claim, settlement payment, cost, expense, interest, award, judgment, damages (including punitive damages), diminution in value, fines, fees, penalties or other charge, and any taxes.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association, organization, or other entity or Governmental Body.

“Previous Stockholder Agreements” means those agreements set forth under the heading “Previous Stockholder Rights Agreements” on Schedule A.

“Previous Stockholder Rights” means any rights of the Lordship Parties, obligations of the Company or restrictions on the Company that were intended to (or did) protect the Lordship Parties or its rights as a stockholder under the Previous Stockholder Agreements, all previous Certificates of Incorporation (the Fourth Amended and Restated Certificate of Incorporation, the Third Amended and Restated Certificate of Incorporation, the Second Amended and Restated Certificate of Incorporation, the (previous) Amended and Restated Certificate of Incorporation and the original Certificate of Incorporation) and previous Bylaws of the Company.

“Released Parties” means Company, its Affiliates, and each of their respective current and former officers, directors, employees, members, agents, investors, attorneys, shareholders, administrators, insurers, representatives, trustees, divisions, and subsidiaries, and predecessor and successor Persons and assigns.

2. Release of Claims.

2.1 Lordship.

2.1.1 Lordship Group Primary Release. In consideration for entering into this Agreement and other consideration that each Lordship Party hereby acknowledges as sufficient, Lordship Ventures, Lordship Holdings and Jackson, on its own behalf and on behalf of each of its or his Affiliates, and each of its or his respective officers, directors, members, managers, partners, representatives, agents, heirs, family members, executors, agents, and assigns (collectively, “Lordship Releasors”), hereby and forever irrevocably releases the Released Parties from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any Claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, and waives and discharges each of the foregoing, whether presently known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, that any of the Lordship Releasors may possess against any Released Party arising from any omissions, acts, facts, damages or Losses, that have occurred up until, and including, the Financing Closing, including, as pertaining to any Lordship Agreement, the Previous Stockholder Rights, any Lordship Protective Right or the Financing, provided, however, that nothing in this Section 2.1.1 applies, in any way to anything related to the Lordship Releasor’s rights under or with respect to the Continuing Agreements. Each Person in the Lordship Group represents and warrants that, as of the Effective Time, such Person has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 2.1.1.

2.1.2 Lordship Group Specific Release. In consideration for entering into this Agreement and other consideration that each Lordship Party hereby acknowledges as sufficient, Lordship Releasors, hereby and forever irrevocably releases the Released Parties from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any Claim, complaint, charge, duty, obligation, demand, or cause of action, and waives and discharges each of the foregoing, whether presently known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, that any of the Lordship Releasors may possess against any Released Party arising from any breach by the Company of its representations, warranties, covenants or other obligations under the Continuing Agreements that have occurred any time up until, and including, the Financing Closing. Each Person in the Lordship Group represents and warrants that, as of the Effective Time, such Person has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 2.

2.2 Company. In consideration for entering into this Agreement and other consideration that the Company hereby acknowledges as sufficient, the Company on its own behalf and on behalf of each of its Affiliates, and its respective officers, directors, members, managers, partners, representatives, agents, heirs, family members, executors, agents, and assigns (collectively, “Company Releasors”), hereby and forever irrevocably releases Lordship Ventures, Lordship Holdings and Jackson and each of their respective Affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, members, shareholders, administrators, insurers, representatives, trustees, divisions, and subsidiaries, and predecessor and successor Persons and assigns (collectively, the “Lordship Released Parties”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any Claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, and waives and discharges each of the foregoing, whether presently known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, that Company Releasors may possess against any Lordship Released Party arising from any omissions, acts, facts, damages or Losses, that have occurred up until, and including, the Financing Closing, including, as pertaining to any Lordship Agreement, any Lordship Protective Right or the Financing. The Company represents and warrants that, as of the Effective Time, the Company has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 2.

2.3 Scope. To clarify the intent of the Parties, nothing in this Section 2 will be read to waive breaches or defaults after the Financing Closing by any of the Parties under the Continuing Agreements, or to release any Claims or Losses arising after the Financing Closing. The release and agreements not to sue under this Section 2 do not extend to the obligations, representations or warranties under this Agreement.

3. California Civil Code Section 1542. The Company and the Lordship Parties acknowledge that they have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Company and the Lordship Parties, being aware of said code section, agree that each release set forth in Section 2 is intended as a full and complete release, and agree to expressly waive any rights they may have thereunder, as well as under any other federal or state statute or common law principles of similar effect.

4. No Pending or Future Lawsuits. Each Lordship Party represents and warrants that such Party has no lawsuits, claims, or actions pending in such Party’s name, or on behalf of any other Person or entity, against any Released Party. Each Lordship Party also represents and warrants that such Party does not intend to bring any claims on such Party’s own behalf or on behalf of any Released Party. The Company represents and warrants that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other Person or entity, against any Lordship Released Party. The Company also represents and warrants that it does not intend to bring any claims on their own behalf or on behalf of any Released Party.

5. Third Party Beneficiaries. The Released Parties (other than Company) are third party beneficiaries of this Agreement in accordance with its terms. The Lordship Released Parties (other than the Lordship Parties) are third party beneficiaries of this Agreement in accordance with its terms.

6. Lordship Group Additional Waiver. Each Lordship Party hereby unconditionally and irrevocably waives any and all Lordship Protective Rights in connection with the Contemplated Transaction.

7. Miscellaneous.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All written notices hereunder by any Party shall be given by personal delivery (including reputable courier service), fees prepaid, or by sending such notice by registered or certified mail return receipt requested, postage prepaid or via an internationally recognized overnight courier service. Such notices shall be deemed to have been given, delivered and received upon receipt or attempted delivery (if receipt is refused), as the case may be, and the date of delivery identified by the applicable postal service on any return receipt card or confirmation by courier service, even if such delivery was refused. Notices also may be sent by facsimile transmission or email, which shall be deemed given, delivered and received when sent if: (a) the Party transmitting the notice also sends such notice the same day by any of the other notice methods described above; or (b) the receiving Party confirms receipt in any manner. Each such notice must name the individual and title designated for notices and be addressed to the Party as set forth on the signature pages below. Any Party, by five (5) days written notice to the other as above described, may alter the address or named recipient for receipt by it of written notices hereunder. If notice is given to the Lordship Group, a copy shall also be sent to Satz Law Group LLC, 230 Passaic Avenue, 1st floor, Fairfield, NJ 07004, Attn: Brian M. Satz, Esq., Facsimile: (973) 255-1010, Email: bsatz@satzlawgroup.com; and if notice is given to the Company, a copy shall also be given to Sheppard, Mullin, Richter & Hampton LLP, 333 S. Hope Street, 48th Floor, Los Angeles, CA 90071, Attn: Will Sarat Chuchawat, Esq., Facsimile: (213) 443-2708, Email: wchuchawat@sheppardmullin.com.

7.6 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and a Person in the Lordship Group. Any amendment, termination or waiver by a Person in the Lordship Group will be binding upon each Person in the Lordship Group and any assignees.

7.7 Further Assurances. Each of the Parties hereto shall, at its expense, and shall cause its respective Affiliates to, from time to time at the request of the other Party, without any additional consideration, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary, appropriate or desirable, to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

7.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.9 Severability. If any provision of this Agreement is held invalid or unenforceable by an arbitrator in arbitration or by a court of competent jurisdiction, the court or arbitrator should endeavor to give effect to the Parties’ intentions as reflected in such provision, and if the court or arbitrator cannot do so, then strike the invalid or unenforceable provision in which case this entire Agreement will be construed as if not containing such particular invalid or unenforceable provision and the rights and obligations of the Parties will be construed and enforced accordingly with the remaining provisions given their full force and effect.

7.10 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled. The terms and conditions of this Agreement amend and modify any conflicting terms and conditions of any Continuing Agreement (or any other agreement between the parties as of the Financing Closing).

7.11 Dispute Resolution. Any dispute, controversy or claim arising from this Agreement other than for injunctive or other equitable relief, shall be submitted to final, binding and non-appealable arbitration before the American Arbitration Association (the “AAA”). A single neutral arbitrator shall preside unless a Party requests a panel of three neutral arbitrators, in which case three arbitrators will preside, and the Party that requested a proceeding with three arbitrators will pay 2/3 of the fees of the arbitrators presiding. To the extent the identity of the arbitrator(s) is not agreed by the Parties within fourteen (14) days following the commencement of notice by any Party of its intention in writing to immediately submit a dispute for arbitration, the AAA will have the discretion to select the neutral arbitrator that it believes is best suited for the arbitration in terms of experience and availability, having reasonable experience in corporate finance transactions of the type provided for in this Agreement, and its selection will be final. Such arbitration shall take place in Los Angeles, California, and shall be conducted in accordance with the commercial rules of the AAA then in effect. Any matters (such as petitions for injunctions or other equitable relief) not otherwise covered by the aforementioned arbitration by the AAA shall be resolved exclusively in the state and federal courts located in the City of Los Angeles, California, and each Party irrevocably and unconditionally (a) submits to the exclusive jurisdiction and venue of the United States District Court for the Central District of California, or any state court sitting in Los Angeles County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) hereby waives, and agrees not to assert any claim that it is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.12 Interpretation. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the Parties. The word “or” as used in this Agreement has the meaning equivalent to “and/or”. The terms ‘include’ and ‘including’ will be deemed to be immediately followed by the phrase “without limitation”. This Agreement does not confer any rights or benefits to any third party beneficiaries except for as stated in Section 2. The headings appearing at the beginning of sections have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. The word “will” expresses an obligation of a party equivalent to “shall” when a party is the subject of the sentence. The Agreement will not be construed in favor of or against any party by reason of the extent to which any party participated in the preparation of this Agreement. The headings appearing at the beginning of several Sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Should any terms of this Agreement be determined to be otherwise void or unenforceable by any arbitrator or court of competent jurisdiction, such terms will be deemed amended to achieve as nearly as possible the same economic effect as the original terms and the remainder of this Agreement will remain in full force and effect. The parties hereto confirm that they have requested that this Agreement and all attachments and related documents be drafted in English.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Release as of the date first above written.

COMPANY

Histogen Inc. 10655 Sorrento Valley Road
San Diego, CA 92121
Attention: Chief Executive Officer
Facsimile:
Email:

/s/ Richard W. Pascoe
By Richard W. Pascoe, Chief Executive Officer

Signature Page to Amended and Restated Release

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Release as of the date first above written.

LORDSHIP VENTURES LLC
c/o Lordship A.S.

Attention: Jonathan Jackson
Facsimile:
Email:

/s/ Jonathan Jackson
By Jonathan Jackson, Managing Member

LORDSHIP VENTURES HISTOGEN HOLDINGS LLC
c/o Lordship A.S.

Attention: Jonathan Jackson
Facsimile:
Email:

/s/ Jonathan Jackson
By Jonathan Jackson, Managing Member

JONATHAN JACKSON
c/o Lordship A.S.

Attention: Jonathan Jackson
Facsimile:
Email:

/s/ Jonathan Jackson
By Jonathan Jackson

Signature Page to Amended and Restated Release

Schedule A

Lordship Agreements

Continuing Agreements

Amended and Restated Strategic Relationship Success Fee Agreement, dated August 10, 2016, by and between Histogen Inc., a Delaware corporation (“Company”) and Lordship Ventures LLC, a Delaware limited liability company (“Lordship Ventures”).

Release, dated as of October 5, 2013, by and between Company and Lordship Ventures.

Indemnification Agreement, dated as of January 12, 2012, by and between Company and Lordship Ventures.

Previous Stockholder Rights Agreements

Right of First Refusal and Co-Sale Agreement, dated November 19, 2012, by and among Company, Lordship Ventures Histogen Holdings LLC, a Delaware limited liability company (“Lordship Holdings”), and certain stockholders of the Company.

Voting Agreement, dated November 19, 2012, by and among the Company, Lordship Holdings, and certain stockholders of the Company.

Investor Rights Agreement, dated November 19, 2012, by and between Company and Lordship Holdings.

Schedule A to Amended and Restated Release